Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2004 THIRD QUARTER RESULTS,
NEW STUDENT ENROLLMENT INCREASED 14.5 PERCENT, TOTAL
ENROLLMENT INCREASED 14.2 PERCENT

CARMEL, IN, October 21, 2004—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that new student enrollment in the third quarter of 2004 increased 14.5 percent to 14,534 compared to 12,690 in the same period of 2003.  Total student enrollment as of September 30, 2004 increased 14.2 percent to 42,183 compared to 36,947 as of September 30, 2003.  Those enrollment numbers and percentages exclude international enrollments and enrollments at two institutes that are gradually ceasing operations.

Earnings per share (“EPS”) in the third quarter of 2004 increased 14.7 percent to $0.39 compared to $0.34 in the third quarter of 2003.  Rene R. Champagne, chairman, president and CEO of ITT/ESI said, “We are pleased with our third quarter performance.  EPS in the third quarter of 2004, before special legal and other investigation costs, would have been $0.52, a 52.9 percent increase, compared to $0.34 in the third quarter of 2003.  Our business fundamentals remain strong as a result of continued demand for our programs of study.”  The reconciliation to the company’s consolidated statements of operations for the non-GAAP financial measure in this paragraph is provided in the table below and on the company’s website at:  www.ittesi.com.

The company provided the following information for the three and nine months ended September 30, 2004:

Financial and Operating Data For The Three Months Ended September 30th,Unless Otherwise Indicated

(Dollars in millions, except per share and per student data)

	2004		2003		Increase/ (Decrease)

Revenues	$157.9		$134.4		17.5%

Special Legal and Other Investigation Costs	$9.8		$0.0		N/A
Operating Income	$29.3		$25.2		16.3%
Operating Income Before Special Legal and Other Investigation Costs (A)	$39.1		$25.2		55.3%

Special Legal and Other Investigation Costs as a Percent of Revenues	6.2%		0.0%		N/A
Operating Margin	18.6%		18.8%		(20) basis points
Operating Margin Before Special Legal and Other Investigation Costs (A)	24.8%		18.8%		600 basis points

Special Legal and Other Investigation Costs Net of Tax	$6.0		$0.0		N/A
Net Income	$18.5		$15.8		16.5%
Net Income Before Special Legal and Other Investigation Costs Net of Tax (A)	$24.5		$15.8		54.4%

Special Legal and Other Investigation Costs Per Share (fully diluted)	$0.13		$0.0		N/A
Earnings Per Share (fully diluted)	$0.39		$0.34		14.7%
Earnings Per Share (fully diluted) Before Special Legal and Other Investigation Costs (A)	$0.52		$0.34		52.9%

New Student Enrollment (B)	14,534		12,690		14.5%
Continuing Students (B)	27,649		24,257		14.0%
Total Student Enrollment as of September 30th (B)	42,183		36,947		14.2%
Online Course Registrations (C)	22,128		1,531		—
Quarterly Persistence (Retention) Rate (D)	71.4%		73.2%		(180) basis points
Revenue Per Student (E)	$4,070		$4,018		1.3%
Cash and Cash Equivalents and Investments as of September 30th	$315.7		$204.1		54.7%
Bad Debt Expense as a Percent of Revenues	1.8%		1.1%		70 basis points
Days Sales Outstanding as of September 30th	8.2 days		6.8 days		1.4 days
Deferred Tuition Revenue as of September 30th	$136.1		$110.1		23.6%
Debt	$0		$0		—
Fully Diluted Shares of Common Stock Outstanding	46,743,000		46,415,000		—
Shares of Common Stock Repurchased	0		0		—
Land and Building Purchases	$1.8	(F)	$3.8	(G)	N/A
Number of New Colleges Opened	0		1		—
Capital Expenditures, Net	$6.1		$5.0		21.6%

Financial and Operating Data For The Nine Months Ended September 30th

(Dollars in millions, except per share and per student data)

	2004		2003		Increase/ (Decrease)

Revenues	$450.6		$378.2		19.1%

Special Legal and Other Investigation Costs	$25.1		$0.0		N/A
Operating Income	$65.7		$54.3		20.9%
Operating Income Before Special Legal and Other Investigation Costs (A)	$90.8		$54.3		67.1%

Special Legal and Other Investigation Costs as a Percent of Revenues	5.6%		0.0%		N/A
Operating Margin	14.6%		14.4%		20 basis points
Operating Margin Before Special Legal and Other Investigation Costs (A)	20.2%		14.4%		580 basis points

Special Legal and Other Investigation Costs Net of Tax	$15.3		$0.0		N/A
Net Income	$41.5		$34.4		20.7%
Net Income Before Special Legal and Other Investigation Costs Net of Tax (A)	$56.8		$34.4		65.3%

Special Legal and Other Investigation Costs Per Share (fully diluted)	$0.33		$0.0		N/A
Earnings Per Share (fully diluted)	$0.89		$0.75		18.7%
Earnings Per Share (fully diluted) Before Special Legal and Other Investigation Costs (A)	$1.21	(H)	$0.75		61.3%

New Student Enrollment (I)	34,048		28,568		19.2%
Shares of Common Stock Repurchased	0		1,078,000	(J)	—
Land and Building Purchases	$8.6	(K)	$21.1	(L)	N/A
Capital Expenditures, Net	$16.1		$11.1		45.5%

(A)

Given the large amount of legal and other investigation costs accrued in connection with the DOJ investigation, the SEC inquiry and the securities class action and shareholder derivative lawsuits filed against the company (collectively, the “Actions”), the company’s management believes that the company’s performance results without these additional costs is a useful measure for management and might be a useful supplement for investors in comparing the company’s performance absent the legal and other investigation costs associated with the Actions. Although legal and other investigation costs are a regular expense of the company, the level of legal and other investigation costs facing the company as a result of the Actions is much larger than the company has previously experienced, and the company hopes that legal and other investigation costs at this level will not occur in the future. In evaluating the company’s performance, the company’s management uses the following measurements that are not under generally accepted accounting principles (“GAAP”) and are, therefore, non-GAAP financial measures. Although the non-GAAP financial measures exclude a cash cost to the company, management compensates for this by also using the GAAP measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the measures prepared in accordance with GAAP.

	(1)	The company believes that Operating Income Before Special Legal and Other Investigation Costs provides useful information to management and investors by improving their ability to compare the company’s Operating Income without the Special Legal and Other Investigation Costs for the three and nine months ended September 30, 2004 with the Operating Income for the corresponding periods in 2003.  Operating Income Before Special Legal and Other Investigation Costs can be reconciled to Operating Income as shown in the two lines of the table immediately preceding this entry.

(2)

The company believes that Operating Margin Before Special Legal and Other Investigation Costs provides useful information to management and investors by improving their ability to compare the company’s Operating Income without the Special Legal and Other Investigation Costs as a percentage of Revenues for the three and nine months ended September 30, 2004 with the Operating Income as a percentage of Revenues for the corresponding periods in 2003.  Operating Margin Before Special Legal and Other Investigation Costs can be reconciled to Operating Margin as shown in the two lines of the table immediately preceding this entry.

(3)

The company believes that Net Income Before Special Legal and Other Investigation Costs Net of Tax provides useful information to management and investors by improving their ability to compare the company’s Net Income without the Special Legal and Other Investigation Costs for the three and nine months ended September 30, 2004 with the Net Income for the corresponding periods in 2003.  The company’s effective tax rate for the three months ended September 30, 2004 was 39.0 percent compared to 38.5 percent for the same period in 2003.  The company’s effective tax rate for the nine months ended September 30, 2004 was 39.0 percent compared to 38.5 percent for the same period in 2003.  Net Income Before Special Legal and Other Investigation Costs Net of Tax can be reconciled to Net Income as shown in the two lines of the table immediately preceding this entry.

(4)

The company believes that Earnings Per Share (fully diluted) Before Special Legal and Other Investigation Costs provides useful information to management and investors by improving their ability to compare the company’s Earnings Per Share (fully diluted) without the Special Legal and Other Investigation Costs for the three and nine months ended September 30, 2004 with the Earnings Per Share (fully diluted) for the corresponding periods in 2003.  Earnings Per Share (fully diluted) Before Special Legal and Other Investigation Costs can be reconciled to Earnings Per Share (fully diluted) as shown in the two lines of the table immediately preceding this entry.

(B)

Excludes international enrollments and enrollments at the two ITT Technical Institutes that are gradually ceasing operations.  In the three months ended September 30, 2004, there were no new student enrollments at those two colleges compared to three in the three months ended September 30, 2003.  As of September 30, 2004, the combined total student enrollment at those two colleges was 39, compared to 212 as of September 30, 2003.

(C)	Represents the number of online courses that students were registered to take. Excludes any online courses that the company’s international enrollments may have been registered to take.

(D)	Represents the number of Continuing Students in the quarter, divided by the Total Student Enrollment as of the end of the immediate preceding quarter.

(E)	Excludes international enrollments.

(F)	Represents two parcels of real estate on which the company intends to build two college facilities.

(G)	Represents one of the company’s colleges.

(H)

Although the sum of Earnings Per Share (fully diluted) of $0.89 and Special Legal and Other  Investigation Costs Per Share (fully diluted) of $0.33 equals $1.22, the actual Net Income Before Special Legal and Other Investigation Costs Net of Tax divided by the number of fully diluted shares of the company’s common stock outstanding calculates to $1.21 per share.

(I)

Excludes international enrollments and enrollments at the two ITT Technical Institutes that are gradually ceasing operations.  In the nine months ended September 30, 2004, there were two new student enrollments at those two colleges compared to 35 in the nine months ended September 30, 2003.  As of September 30, 2004, the combined total student enrollment at those two colleges was 39 compared to 212 as of September 30, 2003.

(J)	For approximately $28.7 million or at an average price of $26.65 per share.

(K)	Represents four parcels of real estate on which the company intends to build four college facilities and one facility that contains one of the company’s current colleges.

(L)	Represents four of the company’s colleges and its corporate offices.

The company reported that it continues to work to resolve the ongoing investigations of the company being conducted by the U.S. Department of Justice (“DOJ”) and the Office of Attorney General for the State of California (“CAG”) and the Securities and Exchange Commission (“SEC”) inquiry into the matters being investigated by the DOJ, as described in the company’s Form 10-Q for the quarter ended June 30, 2004 which was filed with the SEC on July 23, 2004.

As previously disclosed, on March 4, 2004, the company’s Board of Directors appointed a Special Committee of independent directors.  The Special Committee has completed its investigation relating to the conduct and integrity of the company’s senior management.  In late June 2004, the Special Committee reported to the company’s Board of Directors that it had found no evidence that the company’s senior management had engaged in any violations of the company’s policies and procedures or any wrongful or criminal conduct related to the matters that are the subject of the DOJ and CAG investigations and the securities class action lawsuit against the company.  The Special Committee also reported that when allegations of possible violations have been brought to the attention of the company’s senior management, the company has investigated those allegations and its senior management has taken appropriate action when responding to those allegations and any violations found.

Champagne said, “Our marketing efforts continue to generate strong lead flow and those inquiries continue to convert to applications and enrollments at attractive levels.  As a result of the multiple hurricanes in the third quarter, seven of our colleges (five in Florida, one in Alabama and one in Louisiana) experienced some disruption in their efforts to enroll new students and retain current students.  Cumulatively, we believe that the bad weather cost these seven colleges approximately 150 new students and was the motivating factor behind approximately 50 student withdrawals, but that these effects were not material to our total results.  In the third quarter of 2004, 30 of our colleges offered one or more of our new bachelor degree programs in Business Administration, Business Accounting Technology and Criminal Justice.  As of September 30, 2004, approximately four percent of our student body was enrolled in these non-technology degree programs.  We plan to begin offering these new degree programs at more of our colleges as we obtain the requisite regulatory approvals.  We opened our first learning site in Greenwood, Indiana (a suburb of Indianapolis) during the third quarter, and we are developing plans for three to four additional learning sites in 2005.  We plan to commence classes at two new colleges in December of this year, provided that we obtain all of the required regulatory approvals.  These new colleges will be in Kansas City, Missouri and Kennesaw (Atlanta), Georgia.  Our goal is to open an additional three to four new colleges in 2005.  Our online course registrations were approximately 22,128 in the three months ended September 30, 2004 compared to 1,531 in the same period of 2003, primarily as a result of 62 colleges offering our 2+1 hybrid delivery model and increased student enrollment in our programs of study that are taught entirely online.  Bachelor degree enrollments represented approximately 16 percent of our total student enrollment as of September 30, 2004 compared to 9 percent as of September 30, 2003.”

Kevin M. Modany, senior vice president and CFO said, “We have raised our estimate of the Special Legal and Other Investigation Costs associated with the DOJ investigation, SEC inquiry, and shareholder and derivative litigation to a total expenditure of $25.1 million.  As of September 30, 2004, we had been billed approximately $19.0 million of expenses with respect to those matters.  Excluding $9.8 million of special legal and other investigation costs incurred in the third quarter, our operating margin in the third quarter would have increased 600 basis points to 24.8 percent compared to 18.8 percent in the third quarter of 2003.”  The reconciliation to the company’s consolidated statements of operations for the non-GAAP financial measure in this paragraph is provided in the table above and on the company’s website at: www.ittesi.com.

Modany continued, “Our cash and cash equivalents and investments on September 30, 2004 totaled $315.7 million.  Capital expenditures in the third quarter were $6.1 million, excluding the purchase of any real estate.  In the third quarter, we concluded two real estate acquisitions totaling $1.8 million for parcels of land on which we intend to build college facilities.  Days sales outstanding on September 30, 2004 was 8.2 days compared to 6.8 days on September 30, 2003.  Bad debt expense as a percent of revenue was 1.8 percent in the third quarter of 2004 compared to 1.1 percent in the same period of 2003.  Deferred revenue increased 23.6 percent to $136.1 million on September 30, 2004 compared to $110.1 on September 30, 2003.  We believe the company’s fundamentals are quite strong.”

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based upon the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company. There can be no assurance that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the postsecondary education industry and in the general economy; changes in federal and state governmental regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and the company’s eligibility to participate in, student financial aid programs utilized by the company’s students; the results of the qui tam action brought under the False Claims Act, 31 U.S.C. Section 3730, in which the company is a defendant which, if adversely determined, could result in a demand for repayment of federal student financial aid funds, trebled under the False Claims Act, and penalties; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of the institutes; the company’s ability to implement its growth strategies; receptivity of students and employers to the company’s existing program offerings and new curricula; loss of lender access to the company’s students for student loans; the effects of the federal grand jury investigation of the company which could result in monetary fines or penalties or other sanctions imposed on the company (including the company’s loss of eligibility to participate in student financial aid programs) that could materially adversely affect the company’s financial condition and operations; the results of the Securities and Exchange Commission’s inquiry into the allegations being investigated by the federal grand jury which could result in the restatement of the company’s financial statements, monetary fines or penalties or other sanctions that could materially adversely affect the company’s financial condition and operations; the results of the securities class action and shareholder derivative lawsuits filed against the company which, if adversely determined, could have a material adverse affect on the company’s financial condition and results of operations; and other risks and uncertainties detailed from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:		WEB SITE:
Martin Grossman	Nancy Brown	www.ittesi.com
Senior Vice President	Director Corporate Relations
(317) 706-9207	(317) 706-9260

ITT EDUCATIONAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share and operating data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Revenues	$157,945	$134,382	$450,606	$378,213

Costs and Expenses
Cost of educational services	75,033	69,681	229,536	210,463
Student services and administrative expenses	43,771	39,495	130,265	113,417
Special legal and other investigation costs	9,837	—	25,143	—
Total costs and expenses	128,641	109,176	384,944	323,880

Operating income	29,304	25,206	65,662	54,333

Interest income, net	959	551	2,316	1,549

Income before income taxes	30,263	25,757	67,978	55,882

Income taxes	11,803	9,916	26,512	21,514

Net income	$18,460	$15,841	$41,466	$34,368

Earnings per common share (basic):	$0.40	$0.35	$0.91	$0.76
Earnings per common share (diluted):	$0.39	$0.34	$0.89	$0.75

Supplemental Data:
Cost of educational services	47.5%	51.9%	50.9%	55.6%
Student services and administrative expenses	27.7%	29.3%	28.9%	30.0%
Special legal and other investigation costs	6.2%	—	5.6%	—
Operating margin	18.6%	18.8%	14.6%	14.4%
Student enrollment at end of period	42,222	37,159	42,222	37,159
Technical institutes at end of period	77	76	77	76
Shares for earnings per share calculation:
Basic	45,871	45,119	45,735	44,988
Diluted	46,743	46,415	46,759	46,126

ITT EDUCATIONAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30, 2004	December 31, 2003	September 30, 2003
	(unaudited)		(unaudited)
Assets
Current assets
Cash and cash equivalents	$166,702	$168,273	$159,749
Restricted cash	—	8,496	—
Short-term investments	145,719	63,938	37,912
Accounts receivable, net	14,041	9,398	9,943
Deferred and prepaid income tax	4,842	2,906	2,950
Prepaids and other current assets	5,572	3,635	4,409
Total current assets	336,876	256,646	214,963
Property and equipment, net	92,515	81,503	78,910
Direct marketing costs	13,813	10,844	10,470
Investments	3,275	13,467	6,455
Other assets	989	810	811
Total assets	$447,468	$363,270	$311,609

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$48,148	$36,543	$41,297
Accrued compensation and benefits	17,499	16,986	13,925
Other accrued liabilities	29,866	18,444	16,146
Deferred revenue	136,094	130,364	110,087
Total current liabilities	231,607	202,337	181,455
Deferred income tax	4,814	4,691	2,714
Minimum pension liability	7,012	7,012	8,041
Other liabilities	3,020	3,106	2,582
Total liabilities	246,453	217,146	194,792

Shareholders’ equity
Preferred stock, $.01 par value, 5,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $.01 par value, 150,000,000 shares authorized, 54,068,904 issued and outstanding	540	540	540
Capital surplus	58,866	52,688	49,838
Retained earnings	260,241	221,400	199,956
Accumulated other comprehensive (loss)	(4,263)	(4,263)	(4,888)
Treasury stock, 8,131,828, 8,638,535 and 8,798,609 shares, at cost	(114,369)	(124,241)	(128,629)
Total shareholders’ equity	201,015	146,124	116,817
Total liabilities and shareholders’ equity	$447,468	$363,270	$311,609

ITT EDUCATIONAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Cash flows provided by (used for) operating activities:
Net income	$18,460	$15,841	$41,466	$34,368
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,920	4,787	13,708	15,800
Provision for doubtful accounts	2,803	1,482	7,704	5,024
Deferred taxes	(52)	(1,006)	(1,812)	(4,452)
Increase/decrease in operating assets and liabilities:
Short-term investments	(6,895)	(7,687)	4,448	5,796
Accounts receivable	(5,524)	(3,103)	(12,347)	(5,994)
Direct marketing costs	(887)	148	(2,969)	139
Accounts payable and accrued liabilities	732	1,094	23,453	32,518
Prepaids and other assets	1,308	1,188	(2,116)	1,625
Deferred revenue	13,573	15,060	5,730	7,090
Net cash provided by (used for) operating activities	27,438	27,804	77,265	91,914

Cash flows provided by (used for) investing activities:
Facility and land purchases	(1,837)	(3,766)	(8,635)	(21,069)
Capital expenditures, net	(6,134)	(5,046)	(16,085)	(11,057)
Proceeds from maturities of held-to-maturity investments	87,420	—	146,622	—
Purchase of held to maturity investments	(127,888)	(24,492)	(222,659)	(24,492)
Net cash provided by (used for) investing activities	(48,439)	(33,304)	(100,757)	(56,618)

Cash flows provided by (used for) financing activities:
Purchase of treasury stock	—	—	—	(28,726)
Exercise of stock options	4,376	9,037	13,425	22,142
Net cash provided by (used for) financing activities	4,376	9,037	13,425	(6,584)

Net increase (decrease) in cash, cash equivalents and restricted cash	(16,625)	3,537	(10,067)	28,712

Cash, cash equivalents and restricted cash at beginning of period	183,327	156,212	176,769	131,037

Cash, cash equivalents and restricted cash at end of period	$166,702	$159,749	$166,702	$159,749